Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cuentas Inc. of our report dated March 31, 2022 relating to the financial statements, which appears in Cuentas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Halperin Ilanit

Halperin Ilanit
Certified Public Accountants (Isr.)

Tel Aviv, Israel
November 22, 2023

3 Shacham St, B.S.R Sity, Tower Y, Petach Tikva 4951703 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il